Exhibit 99.1

News Release Investor Contact Chandrika Nigam Chandrika.Nigam@Adtalem.com 312-681-3209 Media Contact Kelly Finelli Kelly.Finelli@Adtalem.com 872-270-0230

Adtalem Global Education Announces Fiscal Second Quarter 2022 Results
Revises full-year guidance driven by the pending sale of Financial Services segment and continued near-term COVID headwinds

CHICAGO – Feb. 8, 2022 – Adtalem Global Education Inc. (NYSE: ATGE), a leading healthcare educator, today reported academic, operating, and financial results for its fiscal 2022 second quarter ended Dec. 31, 2021. The second quarter results reflect the Financial Services segment in discontinued operations because of the recently announced pending divestiture.

“I’m encouraged by the tremendous progress we’ve made to reposition Adtalem as the leading provider of healthcare education. The recent announcement of the pending sale of our Financial Services segment is the culmination of a long-term strategy to sharpen the focus of our portfolio and greatly enhance our ability to address – at scale – the rapidly growing and unmet demand for healthcare professionals in the U.S.,” said Steve Beard, president and CEO of Adtalem Global Education. “Despite the continued near-term headwinds from the pandemic disproportionally impacting our post licensure nursing programs, we believe our strategic focus, significant scale, and the synergies of the recent Walden acquisition leave us uniquely well positioned to be the leader in helping employers across the healthcare industry meet their critical workforce talent needs.  As a result, we are more excited than ever about the opportunities ahead.”

Financial Highlights

Selected financial data for the three months ended Dec. 31, 2021:

•	Revenue of $371.2 million increased 58.4% compared with the prior year due to the acquisition of Walden
•
Diluted earnings per share was $0.36 compared with diluted earnings per share of $0.44 in the prior year; diluted earnings per share from continuing operations, excluding special items, was $0.75, compared to $0.61 in the prior year

•	Operating income was $24.7 million, compared with $29.1 million in the prior year; operating income, excluding special items, was $70.2 million, a 70.0% increase compared with the prior year
•
Net income attributable to Adtalem was $17.9 million compared with net income of $23.3 million in the prior year, driven primarily by higher interest expense, partially offset by a decrease in income tax expense; net income from continuing operations, excluding special items, was $37.8 million, a 17.3% increase compared with the prior year

Selected financial data for the six months ended Dec. 31, 2021:

•	Revenue of $660.3 million increased 45.7% compared with the prior year due to the acquisition of Walden
•
Diluted loss per share was $0.81 compared with diluted earnings per share of $0.82 in the prior year; diluted earnings per share from continuing operations, excluding special items, was $1.10, compared to $1.23 in the prior year

•	Operating income was $2.7 million, compared with $55.0 million in the prior year; operating income, excluding special items, was $106.7 million, a 27.6% increase compared with the prior year
•
Net loss attributable to Adtalem was $40.2 million compared with net income of $43.2 million in the prior year, driven primarily by higher interest expense and business acquisition and integration expense; net income from continuing operations, excluding special items, was $55.4 million, a 14.2% decrease compared with the prior year

Business Highlights

•
Announced the pending sale of Financial Services segment to a consortium of Wendel Group and Colibri Group, thereby enhancing our focus as a pure play, leading provider of talent to the healthcare industry

•
Achieved re-accreditation for American University of the Caribbean School of Medicine from Accreditation Commission on Colleges of Medicine for the maximum accreditation period of six years through 2027, reaffirming the university’s strong student outcomes

•
Entered strategic partnership with Society of Teachers of Family Medicine as the lead philanthropic partner committed to combatting inequality and encouraging civic engagement across the entire healthcare sector

Segment Highlights

Chamberlain

Second quarter segment revenue decreased 2.0% to $139.1 million compared with the prior year, and segment operating income declined 21.6% to $25.5 million due primarily to increased marketing expense and higher costs associated with a return to in-person campus instruction.

New and total student enrollment in the November session decreased 0.5% and 2.1%, respectively, compared with the same session last year. The decrease in new student enrollment was primarily attributable to COVID-related headwinds in Chamberlain’s post-licensure programs.

Walden

Revenue in the second quarter was $140.6 million. Segment operating loss was $2.4 million, driven primarily by intangible amortization expense. Segment operating income, excluding special items, was $32.4 million. With the acquisition closing on August 12, 2021, there are no prior year comparables.

New and total student enrollment in the December session decreased 18.3% and 9.1%, respectively, compared with the prior year. The decrease in new student enrollment was primarily attributable to COVID-related headwinds in Walden’s post-licensure nursing programs.

Medical and Veterinary

Revenue in the second quarter decreased 1.0% to $91.5 million compared with the prior year, while segment operating income increased 3.8% to $19.5 million primarily driven by lower expenses.

Adtalem Outlook

For the full fiscal year 2022, Adtalem revised its guidance of adjusted revenue, excluding special items, to be within the range of $1,350 million and $1,390 million, and adjusted diluted earnings per share of $2.90 to $3.10 from continuing operations, excluding special items, based on the key factors below:

-	Pending sale of Financial Services segment thereby moving it to discontinued operations
-	Impact of COVID-related headwinds associated with the Omicron variant that has further burdened healthcare professionals, which continues to negatively impact enrollments

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its fiscal 2022 second quarter on Tuesday, Feb. 8, 2022, at 4 p.m. CT (5 p.m. ET). The conference call will be led by Steve Beard, president and chief executive officer, and Bob Phelan, senior vice president and chief financial officer. For those participating by telephone, dial 877-407-6184 (United States) or +1 201-389-0877 (outside the United States) and request the “Adtalem Call” or use conference ID: 13725911. Adtalem will also broadcast the conference call live on the web at: https://themediaframe.com/mediaframe/webcast.html?webcastid=muQe4vy4.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

Adtalem will archive a replay of the call until Mar. 8, 2022. To access the replay, dial 877-660-6853 (United States) or +1 201-612-7415 (outside the United States), conference ID: 13725911, or visit the Adtalem website at: https://investors.adtalem.com/overview/default.aspx.

About Adtalem Global Education
Adtalem Global Education (NYSE: ATGE), partners with organizations in the healthcare and financial services industries to solve critical workforce talent needs by expanding access to education, certifications and upskilling programs at scale. With a dedicated focus on driving strong outcomes that increase workforce preparedness, Adtalem empowers a diverse learner population to achieve their goals and make inspiring contributions to the global community. Adtalem is the parent organization of ACAMS, American University of the Caribbean School of Medicine, Becker Professional Education, Chamberlain University, EduPristine, OnCourse Learning, Ross University School of Medicine, Ross University School of Veterinary Medicine and Walden University. Adtalem has more than 10,000 employees, a network of more than 275,000 alumni and serves over 89,000 members across 200 countries and territories. Adtalem was named one of America’s Most Responsible Companies 2021 by Newsweek and one of America’s Best Employers for Diversity 2021 by Forbes. Follow Adtalem on Twitter (@adtalemglobal), LinkedIn or visit adtalem.com for more information.

Forward-Looking Statements
Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding the future impacts of the COVID-19 pandemic, and the efficacy and distribution of the vaccines, the expected synergies from the recent Walden acquisition, and the pending sale of the financial services segment including our anticipated net proceeds and whether the pending sale will be completed in the anticipated timeframe, if at all. Forward-looking statements can also be identified by words such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. These risk and uncertainties include the risk factors described in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and our other filings with the SEC. These forward-looking statements are based on information available to us as of the date any such statements are made, and we do not undertake any obligation to update any forward-looking statement, except as required by law.

	2Q 2022	2Q 2021	% Change
Adtalem Global Education Student Enrollments
New students(1)	7,915	9,046	-12.5%
Total students	80,255	85,509	-6.1%

Chamberlain University
November Session
New students(2)	2,916	2,931	-0.5%
Total students	33,648	34,387	-2.1%

Walden University(3)
October - December Quarter
New students	4,999	6,115	-18.3%
Total students	41,158	45,272	-9.1%

Medical & Veterinary
New students(4)	n/a	n/a	n/a
Total students	5,449	5,850	-6.9%

1)	Includes intakes from 2Q FY 2022 enrollment sessions at Adtalem’s postsecondary institutions.
2)	Post-licensure online programs only; Pre-licensure campus-based programs start in September, January and May.
3)	Prior year Walden enrollment figures are as calculated by Walden while controlled by Laureate Education, Inc., and are included here for comparative purposes only.
4)	Medical and Veterinary segment does not have an intake period during 2Q FY 2022.

Adtalem Global Education Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands, except par value)

	December 31,	June 30,	December 31,
	2021	2021	2020
Assets:
Current assets:
Cash and cash equivalents	$275,420	$476,377	$415,907
Restricted cash	1,224	819,003	39,425
Accounts receivable, net	92,744	43,041	71,614
Prepaid expenses and other current assets	166,722	128,217	96,910
Current assets held for sale	74,397	48,315	56,704
Total current assets	610,507	1,514,953	680,560
Noncurrent assets:
Property and equipment, net	301,666	283,692	279,186
Operating lease assets	155,356	167,365	191,028
Deferred income taxes	61,536	53,486	53,592
Intangible assets, net	923,701	137,500	137,500
Goodwill	960,058	310,210	310,210
Other assets, net	117,621	86,040	88,362
Noncurrent assets held for sale	529,328	531,597	534,442
Total noncurrent assets	3,049,266	1,569,890	1,594,320
Total assets	$3,659,773	$3,084,843	$2,274,880

Liabilities and shareholders' equity:
Current liabilities:
Accounts payable	$65,422	$42,421	$39,255
Accrued payroll and benefits	52,086	54,331	31,983
Accrued liabilities	134,585	126,344	97,013
Deferred revenue	124,347	68,807	69,652
Current operating lease liabilities	54,845	53,991	50,657
Current portion of long-term debt	8,500	3,000	3,000
Current liabilities held for sale	57,690	59,913	49,296
Total current liabilities	497,475	408,807	340,856
Noncurrent liabilities:
Long-term debt	1,599,538	1,067,711	284,131
Long-term operating lease liabilities	155,827	167,066	194,355
Deferred income taxes	27,127	26,177	24,732
Other liabilities	58,040	78,705	80,883
Noncurrent liabilities held for sale	32,086	33,517	33,549
Total noncurrent liabilities	1,872,618	1,373,176	617,650
Total liabilities	2,370,093	1,781,983	958,506
Commitments and contingencies
Redeemable noncontrolling interest	1,790	1,790	2,595
Shareholders' equity:
Common stock, $0.01 par value per share, 200,000 shares authorized; 49,797, 49,253, and 50,632 shares outstanding as of December 31, 2021, June 30, 2021, and December 31, 2020, respectively	817	811	810
Additional paid-in capital	542,296	519,826	512,102
Retained earnings	1,964,954	2,005,105	1,970,813
Accumulated other comprehensive loss	(634)	(7,365)	(7,711)
Treasury stock, at cost, 31,908, 31,846, and 30,389 shares as of December 31, 2021, June 30, 2021, and December 31, 2020, respectively	(1,219,543)	(1,217,307)	(1,162,235)
Total shareholders' equity	1,287,890	1,301,070	1,313,779
Total liabilities and shareholders' equity	$3,659,773	$3,084,843	$2,274,880

Adtalem Global Education Inc.
Consolidated Statements of Income (Loss)
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$371,198	$234,396	$660,268	$453,222
Operating cost and expense:
Cost of educational services	180,420	120,827	332,470	226,520
Student services and administrative expense	153,597	72,260	283,033	143,090
Restructuring expense	3,387	1,166	6,481	4,082
Business acquisition and integration expense	9,060	11,079	35,613	24,515
Total operating cost and expense	346,464	205,332	657,597	398,207
Operating income	24,734	29,064	2,671	55,015
Other income (expense):
Interest and dividend income	861	1,219	1,739	2,223
Interest expense	(25,929)	(3,736)	(73,322)	(7,428)
Investment gain	—	1,005	—	1,523
Net other expense	(25,068)	(1,512)	(71,583)	(3,682)
(Loss) income from continuing operations before income taxes	(334)	27,552	(68,912)	51,333
Benefit from (provision for) income taxes	39,368	(3,611)	30,764	(7,806)
Income (loss) from continuing operations	39,034	23,941	(38,148)	43,527
Discontinued operations:
Income (loss) from discontinued operations before income taxes	4,159	72	(1,891)	743
Provision for income taxes	(25,340)	(864)	(112)	(1,282)
Loss from discontinued operations	(21,181)	(792)	(2,003)	(539)
Net income (loss)	17,853	23,149	(40,151)	42,988
Net loss attributable to redeemable noncontrolling interest from discontinued operations	—	166	—	257
Net income (loss) attributable to Adtalem Global Education	$17,853	$23,315	$(40,151)	$43,245

Amounts attributable to Adtalem Global Education:
Net income (loss) from continuing operations	$39,034	$23,941	$(38,148)	$43,527
Net loss from discontinued operations	(21,181)	(626)	(2,003)	(282)
Net income (loss) attributable to Adtalem Global Education	$17,853	$23,315	$(40,151)	$43,245

Earnings (loss) per share attributable to Adtalem Global Education:
Basic:
Continuing operations	$0.78	$0.46	$(0.77)	$0.83
Discontinued operations	$(0.43)	$(0.01)	$(0.04)	$(0.01)
Net	$0.36	$0.45	$(0.81)	$0.83
Diluted:
Continuing operations	$0.78	$0.46	$(0.77)	$0.83
Discontinued operations	$(0.42)	$(0.01)	$(0.04)	$(0.01)
Net	$0.36	$0.44	$(0.81)	$0.82

Weighted-average shares outstanding:
Basic shares	49,776	52,251	49,719	52,358
Diluted shares	50,237	52,441	49,719	52,622

Adtalem Global Education Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Six Months Ended
	December 31,
	2021	2020
Operating activities:
Net (loss) income	$(40,151)	$42,988
Loss from discontinued operations	2,003	539
(Loss) income from continuing operations	(38,148)	43,527
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Stock-based compensation expense	13,931	6,967
Amortization and adjustments to operating lease assets	24,421	26,676
Depreciation	22,130	16,722
Amortization of intangible assets	47,150	—
Amortization of debt discount and issuance costs	19,985	828
Provision for bad debts	12,577	5,157
Deferred income taxes	(9,331)	(1,382)
Loss on disposals, accelerated depreciation, and adjustments to property and equipment	266	1,593
Realized and unrealized gain on investments	—	(1,524)
Changes in assets and liabilities:
Accounts receivable	(33,765)	(10,362)
Prepaid expenses and other current assets	(29,686)	5,095
Accounts payable	(8,304)	3,678
Accrued payroll and benefits	(26,594)	(9,816)
Accrued liabilities	(10,524)	797
Deferred revenue	44,582	6,157
Operating lease liabilities	(23,027)	(24,321)
Other assets and liabilities	(24,631)	(11,835)
Net cash (used in) provided by operating activities-continuing operations	(18,968)	57,957
Net cash provided by operating activities-discontinued operations	20,062	5,436
Net cash provided by operating activities	1,094	63,393
Investing activities:
Capital expenditures	(14,772)	(19,704)
Proceeds from sales of marketable securities	—	1,565
Purchases of marketable securities	—	(1,613)
Payment for purchase of business, net of cash and restricted cash acquired	(1,488,054)	—
Net cash used in investing activities-continuing operations	(1,502,826)	(19,752)
Net cash used in investing activities-discontinued operations	(2,199)	(4,471)
Net cash used in investing activities	(1,505,025)	(24,223)
Financing activities:
Proceeds from exercise of stock options	8,200	56
Employee taxes paid on withholding shares	(2,518)	(4,073)
Proceeds from stock issued under Colleague Stock Purchase Plan	244	83
Repurchases of common stock for treasury	—	(44,963)
Proceeds from long-term debt	850,000	—
Repayments of long-term debt	(291,000)	(1,500)
Payment of debt discount and issuance costs	(49,553)	(1,722)
Net cash provided by (used in) financing activities	515,373	(52,119)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	36	565
Net decrease in cash, cash equivalents and restricted cash	(988,522)	(12,384)
Cash, cash equivalents and restricted cash at beginning of period	1,313,616	501,105
Cash, cash equivalents and restricted cash at end of period	325,094	488,721
Less: cash, cash equivalents and restricted cash of discontinued operations at end of period	48,450	33,389
Cash, cash equivalents and restricted cash at end of period	$276,644	$455,332

Adtalem Global Education Inc.
Segment Information
(unaudited)
(in thousands)

	Three Months Ended			Six Months Ended
	December 31,			December 31,
	2021	2020	Increase (Decrease)	2021	2020	Increase (Decrease)
Revenue:
Chamberlain	$139,121	$141,977	(2.0)%	$274,760	$275,741	(0.4)%
Walden	140,627	—	NM	209,244	—	NM
Medical and Veterinary	91,450	92,419	(1.0)%	176,264	177,481	(0.7)%
Total consolidated revenue	$371,198	$234,396	58.4%	$660,268	$453,222	45.7%
Operating income (loss):
Chamberlain	$25,456	$32,482	(21.6)%	$46,311	$62,651	(26.1)%
Walden	(2,443)	—	NM	(14,089)	—	NM
Medical and Veterinary	19,518	18,808	3.8%	35,183	41,649	(15.5)%
Home Office and Other	(17,797)	(22,226)	19.9%	(64,734)	(49,285)	(31.3)%
Total consolidated operating income	$24,734	$29,064	(14.9)%	$2,671	$55,015	(95.1)%

Non-GAAP Financial Measures and Reconciliations

We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations and are useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Net income from continuing operations excluding special items (most comparable GAAP measure: net income (loss) attributable to Adtalem) – Measure of Adtalem’s net income (loss) attributable to Adtalem adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, Walden intangible amortization expense, pre-acquisition interest expense, and loss from discontinued operations.

Earnings per share from continuing operations excluding special items (most comparable GAAP measure: earnings (loss) per share) – Measure of Adtalem’s diluted earnings (loss) per share adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, Walden intangible amortization expense, pre-acquisition interest expense, and loss from discontinued operations.

Operating income excluding special items (most comparable GAAP measure: operating income) – Measure of Adtalem’s operating income adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, and Walden intangible amortization expense. This measure is applied on a consolidated and segment basis, depending on the context of the discussion.

Free cash flow (most comparable GAAP measure: net cash (used in) provided by operating activities-continuing operations ) – Defined as net cash (used in) provided by operating activities-continuing operations less capital expenditures.

A description of special items in our non-GAAP financial measures described above are as follows:

•	Deferred revenue adjustment related to a revenue purchase accounting adjustment to record Walden’s deferred revenue at fair value.
•	CEO transition costs related to acceleration of stock-based compensation expense.
•	Restructuring expense primarily related to plans to achieve synergies with the Walden acquisition and real estate consolidations at Adtalem’s home office.
•	Business acquisition and integration expense include expenses related to the Walden acquisition.
•	Walden amortization expense on acquired intangible assets.
•	Pre-acquisition interest expense related to financing arrangements in connection with the Walden acquisition.
•	Loss from discontinued operations attributable to Adtalem includes the operations of ACAMS, Becker, OCL, and EduPristine, in addition to costs related to DeVry University.

Adtalem Global Education Inc.
Non-GAAP Operating Income by Segment
(unaudited)
(in thousands)

	Three Months Ended			Six Months Ended
	December 31,			December 31,
	2021	2020	Increase (Decrease)	2021	2020	Increase (Decrease)
Chamberlain:
Operating income (GAAP)	$25,456	$32,482	(21.6)%	$46,311	$62,651	(26.1)%
Restructuring expense	335	—		335	—
Operating income excluding special items (non-GAAP)	$25,791	$32,482	(20.6)%	$46,646	$62,651	(25.5)%

Walden:
Operating loss (GAAP)	$(2,443)	$—	NM	$(14,089)	$—	NM
Deferred revenue adjustment	2,354	—		8,561	—
Restructuring expense	1,791	—		1,791	—
Walden intangible amortization expense	30,699	—		47,150	—
Operating income excluding special items (non-GAAP)	$32,401	$—	NM	$43,413	$—	NM

Medical and Veterinary:
Operating income (GAAP)	$19,518	$18,808	3.8%	$35,183	$41,649	(15.5)%
Restructuring expense	188	—		188	—
Operating income excluding special items (non-GAAP)	$19,706	$18,808	4.8%	$35,371	$41,649	(15.1)%

Home Office and Other:
Operating loss (GAAP)	$(17,797)	$(22,226)	19.9%	$(64,734)	$(49,285)	(31.3)%
CEO transition costs	—	—		6,195	—
Restructuring expense	1,073	1,166		4,167	4,082
Business acquisition and integration expense	9,060	11,079		35,613	24,515
Operating loss excluding special items (non-GAAP)	$(7,664)	$(9,981)	23.2%	$(18,759)	$(20,688)	9.3%

Adtalem Global Education:
Operating income (GAAP)	$24,734	$29,064	(14.9)%	$2,671	$55,015	(95.1)%
Deferred revenue adjustment	2,354	—		8,561	—
CEO transition costs	—	—		6,195	—
Restructuring expense	3,387	1,166		6,481	4,082
Business acquisition and integration expense	9,060	11,079		35,613	24,515
Walden intangible amortization expense	30,699	—		47,150	—
Operating income excluding special items (non-GAAP)	$70,234	$41,309	70.0%	$106,671	$83,612	27.6%

Adtalem Global Education Inc.
Non-GAAP Earnings Disclosure
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss) attributable to Adtalem (GAAP)	$17,853	$23,315	$(40,151)	$43,245
Deferred revenue adjustment	2,354	—	8,561	—
CEO transition costs	—	—	6,195	—
Restructuring expense	3,387	1,166	6,481	4,082
Business acquisition and integration expense	9,060	11,079	35,613	24,515
Walden intangible amortization expense	30,699	—	47,150	—
Pre-acquisition interest expense	—	45	31,634	45
Income tax impact on non-GAAP adjustments (1)	(46,742)	(4,006)	(42,102)	(7,607)
Loss from discontinued operations attributable to Adtalem	21,181	626	2,003	282
Net income from continuing operations excluding special items (non-GAAP)	$37,792	$32,225	$55,384	$64,562
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Earnings (loss) per share, diluted (GAAP)	$0.36	$0.44	$(0.81)	$0.82
Effect on diluted earnings per share:
Deferred revenue adjustment	0.05	-	0.17	-
CEO transition costs	-	-	0.12	-
Restructuring expense	0.07	0.02	0.13	0.08
Business acquisition and integration expense	0.18	0.21	0.71	0.47
Walden intangible amortization expense	0.61	-	0.94	-
Pre-acquisition interest expense	-	0.00	0.63	0.00
Income tax impact on non-GAAP adjustments (1)	(0.93)	(0.08)	(0.84)	(0.14)
Loss from discontinued operations attributable to Adtalem	0.42	0.01	0.04	0.01
Earnings per share from continuing operations excluding special items, diluted (non-GAAP)	$0.75	$0.61	$1.10	$1.23
Diluted shares used in non-GAAP EPS calculation	50,237	52,441	50,166	52,622
Note: May not sum due to rounding.
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

Adtalem Global Education Inc.
Non-GAAP Free Cash Flow Disclosure
(unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	FY22	FY21	FY22	FY22	FY21
	Q2	Q2	Q2	Q1	Q4
Net cash (used in) provided by operating activities-continuing operations (GAAP)	$(48,474)	$(15,567)	$91,835	$124,742	$168,760
Capital expenditures	(8,081)	(7,388)	(34,949)	(34,256)	(39,881)
Free cash flow (non-GAAP)	$(56,555)	$(22,955)	$56,886	$90,486	$128,879

Adtalem Global Education Inc.
Non-GAAP Outlook Disclosure
(unaudited)
(in millions, except per share data)

Year Ended
June 30, 2022
Expected (loss) earnings per share, diluted (GAAP)	$(0.11) to 0.09
Expected effects on diluted earnings per share:
Purchase accounting adjustment - deferred revenue	0.17
CEO transition costs	0.12
Restructuring expense	0.13
Business acquisition and integration costs	0.71
Estimated purchase accounting adjustment - intangible amortization	1.94
Pre-acquisition interest expense	0.63
Estimated incremental acquisition integration costs	0.26
Estimated income tax impact on non-GAAP adjustments(1)	(0.99)
Loss from discontinued operations	0.04
Expected adjusted earnings per share from continuing operations excluding special items, diluted (non-GAAP)(2)	$2.90 to 3.10
Diluted shares used in EPS calculation	50,166
(1) Represents the estimated income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.
(2) The outlook provided above does not reflect the potential impact of any business or asset acquisitions or dispositions that may occur during the remainder of fiscal year 2022, except for reflecting the Financial Services segment in discontinued operations. The expected effects on diluted earnings per share (“EPS”) of (1) the estimated purchase accounting adjustment – intangible amortization, and (2) the estimated incremental acquisition integration costs are estimates related to the Walden University acquisition. The effects on diluted EPS of purchase accounting adjustment – deferred revenue, CEO transition costs, restructuring expense, business acquisition and integration costs, pre-acquisition interest expense, and loss from discontinued operations include the results realized through December 31, 2021. We are not able to further estimate certain special items for the full fiscal year. Additional charges to these special items, or additional special items not currently identified, which may occur during the remainder of fiscal year 2022, would impact the GAAP expected EPS provided above.

Year Ended
June 30, 2022
Expected revenue (GAAP)	$1,341 to 1,381
Estimated incremental purchase accounting adjustment - deferred revenue	9
Expected revenue excluding special items (non-GAAP)(3)	$1,350 to 1,390
(3) The outlook provided above does not reflect the potential impact of any business or asset acquisitions or dispositions that may occur during the remainder of fiscal year 2022, except for reflecting the Financial Services segment in discontinued operations. The expected effects on revenue of the item listed above is an estimate related to the Walden University acquisition.